Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 4, 2018 relating to the financial statements of U.S. Equity Cumulative Dividends Fund—Series 2027 and U.S. Equity Ex-Dividend Fund—Series 2027, each a series of Metaurus Equity Component Trust, as of December 22, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
January 19, 2018